UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENOVA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-3190813
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

200 West Jackson Blvd. Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.00001 par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-176844

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, $0.00001 par value per share (the “Common Stock”), of Enova International, Inc., a Delaware corporation (the “Registrant”).

The description of the Common Stock set forth under the caption “Description of capital stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-176844), as initially filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2011, as subsequently amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the description of the Common Stock set forth under the caption “Description of capital stock” in the final prospectus to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, which prospectus will constitute a part of the Registration Statement, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Commission.

Exhibit No.	Description

1.	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-176844)).

2.	Form of Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (Registration No. 333-176844)).

3.	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-176844)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: April 10, 2012	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-176844)).

2.	Form of Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (Registration No. 333-176844)).

3.	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-176844)).